Exhibit 16.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated January 14, 2020 on the financial statements of Advanced Interactive Gaming, Inc. for the year ended September 30, 2019 in the Form 8-K/A filed by Virtual Interactive Technologies Corp. on January 15, 2020.

/s/ Pinnacle Accountancy Group of Utah, a DBA of Heaton & Co., PLLC

Farmington, UT

January 14, 2020